Exhibit 99.1

Cherokee Inc.	Integrated Corporate Relations, Inc.
6835 Valjean Ave.	525 Broadway
Van Nuys, CA 91406	Santa Monica, CA 90401
(818) 908-9868	(310) 395-2215
Contact: Russell J. Riopelle, Chief Financial Officer	Contact: Andrew Greenebaum

For Immediate Release:

Cherokee Announces Agreement with Iconix to Terminate its

Cherokee-Mossimo Finders Agreement for $33 Million Payment

VAN NUYS, CA (April 27, 2006) —  Cherokee Inc. (NASDAQ:  CHKE), a leading licensor and global brand management company, announced today that it has entered into an agreement with Iconix Brand Group, Inc. (NASDAQ:  ICON) to terminate its Cherokee-Mossimo Finders Agreement in exchange for Iconix’s agreement to pay Cherokee $33 million in cash.  This transaction is contingent upon and expected to close concurrent with Iconix’s acquisition of Mossimo Inc., which is currently expected to occur in the third quarter of 2006.  As a result of this transaction, Cherokee has withdrawn its previously announced acquisition proposal of Mossimo, Inc.  This payment is expected to be treated by Cherokee as one-time revenues in the quarter in which it is received.

Cherokee is being advised on this transaction by Financo, Inc.

About Cherokee Inc.

Cherokee Inc., based in Van Nuys, is a marketer, licensor and manager of a variety of brands it owns (Cherokee, Sideout, Carole Little and others) and represents.  Currently, Cherokee has licensing agreements in a number of categories, including family apparel, fashion accessories and footwear, as well as home furnishings and recreational products.  Premier clients for the Cherokee brand around the world include Target Stores (U.S.), Tesco (U.K., Ireland and certain other European and Asian countries), Zellers (Canada), and Grupo Aviara (Mexico).  Premier clients for Cherokee’s Sideout brand include Mervyn’s (U.S.) and Shanghai Bolderway (China), and for Cherokee’s Carole Little brands include TJX Companies (U.S., Canada and Europe).  Other key clients of Cherokee include Hearst Publications and Solera Capital (U.S.).

Statements included within this news release that are not historical in nature constitute forward-looking statements for the purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the risk that the conditions applicable to the closing of the agreement with Iconix will not be satisfied, the effect of national and regional economic conditions, the financial condition of the apparel industry and the retail industry, the overall level of consumer spending, the effect of intense competition in the industry in which the Company operates, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands as a result of fashion trends or otherwise, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee and Sideout branded products, the Company’s dependence on a single licensee for most of the Company’s revenues, the Company’s dependence on its key management personnel, and adverse determinations of claims, liabilities or litigations and the effect of a breach or termination by the Company of the management agreement with the Company’s CEO.  A further list and description of these risk, uncertainties and other matters can be found in the Company’s Annual Report on Forms 10-K for Fiscal Year 2006, and in its periodic reports on Forms 10-Q and 8-K (if any).  Undue reliance should not be placed on the forward-looking statements contained herein because some or all of them may turn out to be wrong.  The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.